                                                                    EXHIBIT 99.1

[LETTER HEAD OF FIRST VIRTUAL COMMUNICATION (TM)]                  PRESS RELEASE

CONTACT:                                             CONTACT:
Truman Cole                                          Julia Schloss
Chief Financial Officer                              Investor Relations
408-567-7200                                         408-567-7200
tcole@fvc.com                                        jschloss@fvc.com

FOR IMMEDIATE RELEASE

        FIRST VIRTUAL COMMUNICATIONS ANNOUNCES FIRST QUARTER 2003 RESULTS

         SANTA CLARA, CALIFORNIA - April 29, 2003 - First Virtual
Communications (Nasdaq: FVCX), a premier provider of rich media web conferencing and collaboration solutions, today announced that revenue for the quarter ended March 31, 2003 was $5.4 million and the net loss for the quarter was $2.1 million or $0.05 per share.

         Compared to the first quarter of 2002, revenue declined by $1.2 million, primarily the result of lower sales of the Company's legacy ATM products. The net loss was higher than the same quarter of last year by approximately $460,000, primarily due to the lower revenue, offset in part by an improvement in gross margins in the current quarter. The loss per share was $0.05 in the current quarter and the first quarter of 2002.

         Compared to the fourth quarter of 2002, the Company reported a 7% increase in revenue for the first quarter of 2003, with higher sales of both Click to Meet(TM) software and support services. The net loss for the quarter was lower than the loss reported in the fourth quarter of 2002 by $10.3 million, due to higher revenue, improved gross margins and lower operating expenses. The fourth quarter of 2002 also included a non-recurring, non-cash charge of $9.9 million, representing a charge for impairment of Goodwill and intangible assets pursuant to FSAS 142 and 144.

         "I was quite pleased with our performance in the first quarter, historically our weakest quarter of the year," said Jonathan Morgan, president and chief executive officer. "Compared to the fourth quarter of last year we delivered an increase in revenue, higher gross margins and lower spending."

         In April 2003, the Company entered into two separate agreements, one with its bank and one with its founder and Chairman, Ralph Ungermann, pursuant to which the Company will have access to additional cash resources of up to $4 million. The Company also announced that it would relocate its Santa Clara, California headquarters to new office space in Redwood City, California thereby reducing its occupancy cost by approximately $900,000 per year.

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First Virtual Communications Announces First Quarter 200 Results
April 29,2002
Page 2 of 4

         Management will discuss the Company's first quarter financial results during its quarterly conference call for investors at 5:00 p.m., EDT today. To participate, please call (877) 715-5321 at least five minutes prior to the start of the call. A live simulcast and replay of the conference call will be available through First Virtual Communications at www.fvc.com. If you are unable to participate on the call, a replay will be available through May 6, 2003 by dialing (877) 519-4471 for domestic callers and (973) 341-3080 for international callers, passcode 3866070.

                                    - more -

ABOUT FIRST VIRTUAL COMMUNICATIONS

Headquartered in Santa Clara, California, First Virtual Communications is a premier provider of next generation web conferencing and collaboration solutions. It delivers award winning integrated communications solutions that address the needs of business people who need to work together remotely to collaborate, train, demonstrate or sell. The Company has defined the next generation of web conferencing by adding optional video with easier enterprise deployment and a potentially greater return on investment. The Company's
Click to Meet(TM) products provide business quality communication by supporting a wide range of industry standards and works in existing customer environments. The Company's solutions integrate seamlessly with existing tools and methodologies, such as email and web browsing, while extending the advantages of instant messaging and collaboration environments, such as MSN Messenger and Microsoft Exchange. The Company's innovative solutions are deployed in over 1,400 customer sites worldwide, including Fortune 500 companies, government agencies and service providers with installations of up to 8,000 seats. Additional information about First Virtual Communications can be found on the Web at http://www.fvc.com.

CAUTIONARY STATEMENT

Except for the historical information contained herein, this news release contains forward-looking statements, including, without limitation, statements containing the words, "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Virtual Communications, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the success of and timely release of Click to Meet(TM) products, the continued increase in sales of the Company's Click to Meet(TM) and Conference Server products, First Virtual Communications' variability of operating results, market acceptance of rich media and Web conferencing technology, potential inability to maintain business relationships with integrators, distributors and suppliers, rapid technological changes, competition and consolidation in the Web conferencing industry, the importance of attracting and retaining personnel, and other risk factors referenced in First Virtual Communications' public filings with the Securities and Exchange Commission, including the Company's report on Form 10-K for the year ended December 31, 2002.

 All trademarks are recognized.

                           - Financial Tables Follow -

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First Virtual Communications Announces First Quarter 200 Results
April 29,2002
Page 3 of 4

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS; UNAUDITED)

                                                     MARCH 31,   DECEMBER 31,
                                                       2003         2002
                                                     ---------   ------------
ASSETS
Current assets:
     Cash and cash equivalents                       $   7,057    $   8,352
     Short-term investments                                 81           83
     Accounts receivable                                 3,580        4,080
     Inventory                                             293          613
     Prepaids and other current assets                     438          406
                                                     ---------    ---------
         Total current assets                           11,449       13,534
Property and equipment, net                              1,934        2,197
Other assets                                               298          293
Intangible assets, net                                   3,679        3,736
                                                     ---------    ---------
                                                     $  17,360    $  19,760
                                                     ---------    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                    1,268        1,192
     Accrued liabilities                                 4,963        5,139
     Deferred revenue                                    6,498        6,656
                                                     ---------    ---------
         Total current liabilities                      12,729       12,987

Stockholders' equity:
     Common stock                                           40           40
     Additional paid-in capital                        118,531      118,531
     Accumulated other comprehensive income (loss)        (218)        (210)
     Accumulated deficit                              (113,722)    (111,588)
                                                     ---------    ---------
         Total stockholders' equity                      4,631        6,773
                                                     ---------    ---------
                                                     $  17,360    $  19,760
                                                     ---------    ---------

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First Virtual Communications Announces First Quarter 200 Results
April 29,2002
Page 4 of 4

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)

                                                       THREE MONTHS ENDED
                                                     ----------------------
                                                            MARCH 31,
                                                     ----------------------
                                                        2003         2002
                                                     ---------    ---------
Revenue                                              $   5,377    $   6,601
Cost of revenue                                            831        1,348

                                                     ---------    ---------
       Gross profit                                      4,546        5,253
                                                     ---------    ---------

Operating expense:
       Research and development                          2,487        2,757
       Sales and marketing                               2,593        1,915
       General and administrative                        1,627        2,284
                                                     ---------    ---------
          Total operating expense                        6,707        6,956
                                                     ---------    ---------

Operating loss                                          (2,161)      (1,703)

Other income, net                                           27           44
Minority interest in consolidated subsidiary                 -          (15)

                                                     ---------    ---------
Net loss                                             $  (2,134)   $  (1,674)
                                                     =========    =========

Basic and diluted net loss per share                 $   (0.05)   $   (0.05)

Shares used in computing basic and diluted
       net loss per share                               40,484       33,380